EXHIBIT 99.1

JUPITERMEDIA CORPORATION REPORTS RESULTS FOR ITS THIRD QUARTER ENDED SEPTEMBER 30, 2006

(New York, NY - November 8, 2006) - Jupitermedia Corporation (Nasdaq: JUPM) today reported results for the quarter ended September 30, 2006.

Highlights for the third quarter include:

  Revenues for the third quarter of 2006 were $33.8 million compared to revenues of $31.8 million for the same period last year, an increase of 6%.
  Earnings per diluted share from continuing operations were $0.03 and included stock-based compensation expense of $0.02.
Beginning on January 1, 2006, Jupitermedia began expensing stock-based compensation. The results of the third quarter of 2006 include non-cash stock-based compensation expense of $1.2 million. Net income for the third quarter of 2006 was $1.0 million, or $0.03 per diluted share, compared to net income of $60.4 million, or $1.62 per diluted share, for the same period last year. Net income for the third quarter of 2005 included a gain of $29.1 million, net of income taxes, related to the sale of Jupitermedia’s Search Engine Strategies events and ClickZ.com Network, as well as a $23.5 million benefit from the reversal of the valuation allowance related to deferred income tax assets.

“We have been emphasizing the development of our Jupiterimages division and have made significant investments in our image production, technology platforms and direct sales teams over the past several quarters. At the same time, we have made progress in integrating our many recent image acquisitions, as we reduced operating expenses this quarter.” stated Jupitermedia’s Chairman and CEO Alan M. Meckler. “Jupitermedia continues to grow as a powerful creator and distributor of a wide range of commercial images and digital content. In addition to the expansion of our image offerings, we increased our wholly-owned royalty-free music offerings during the quarter,” added Meckler.

Jupitermedia Corporation 3rd Quarter 2006 Financial Results Conference Call Alert

Jupitermedia Corporation invites you to participate in its conference call reviewing 2006 third quarter results on Thursday, November 9, 2006 at 11:00 am EST.

The conference call number is (800) 895-1085 for domestic participants and (785) 424-1055 for international participants; confirmation code “594 6893.” Please call five minutes in advance to ensure that you are connected prior to the presentation. The conference call replay will be available until Wednesday, November 22, 2006. Replay call numbers are (888) 203-1112 for domestic participants and (719) 457-0820 for international participants: pass code: “594 6893.”

Acquisitions

In August 2006, Jupitermedia acquired the assets of RoyaltyFreeMusic.com (www.royaltyfreemusic.com).  RoyaltyFreeMusic.com’s library includes over 1,100 wholly-owned tracks of high quality royalty-free themes, underscores, voiceovers beats, loops and bumpers.  Terms of this acquisition were not disclosed.

In October 2006, Jupitermedia announced that its Jupiterimages division acquired all of the shares of Cover - Imagen y Publicaciones, S.L. (www.cover.es). With offices in Barcelona and Madrid, Cover Images is a leading Spanish agency focused on the distribution of local and international rights-managed images. Terms of this acquisition were not disclosed.

In November 2006, Jupitermedia announced that its Jupiterimages division has signed a definitive written agreement to increase its ownership position from an initial 49.7% equity investment made in January 2006 to 90% in HAAP Media Ltd. Based in Budapest, Hungary, HAAP Media operates two stock photo related Web Sites: Stockxpert.com (www.stockxpert.com) and Stock.xchng (www.sxc.hu). Stockxpert.com is one of the world’s fastest growing “micropayment” stock image libraries. The transaction is expected to close during the fourth quarter of 2006. Financial terms of the pending transaction were not disclosed.

Divestiture and Discontinued Operations

In March 2006, Jupitermedia announced that it sold its JupiterResearch division for $10.1 million in cash and the assumption of certain liabilities by the purchaser, subject to certain post-closing adjustments. The purchaser is JupiterResearch, LLC a subsidiary of JupiterKagan, Inc., which is a portfolio company of MCG Capital Corporation (Nasdaq: MCGC). As a result of this sale, Jupitermedia’s Research segment is now being presented as a discontinued operation in accordance with Statement of Financial Accounting Standards No. 144.

New Online Images Offerings

Jupitermedia continued to expand its international presence and strengthen its world-class image offerings with the addition of:

In July 2006, Jupitermedia launched a powerful new search engine on its Jupiterimages Web site (www.jupiterimages.com).  The new search engine was built with key input from Jupiterimages’ customers and delivers the critical features they need, including the ability to find images with and without people and by gender, age and ethnicity. It also enables search by the subjects’ emotions (i.e., subject is angry, content, frustrated, happy, laughing, sad, serious or worried) and by the subject looking at or away from the camera and includes many other requested search features.

In July 2006, Jupitermedia announced the launch of photos.jp (www.photos.jp), the first micropayment stock photography Web site based in Japan. Photos.jp was developed and built in Japan with Jupitermedia’s partner Aeria, Inc. and utilizes software based on Jupiterimages’ partner Stockxpert.com (www.stockxpert.com), a leading micropayment stock photography Web site.

In September 2006, Jupitermedia announced the launch of Comstock Complete (www.comstockcomplete.com), a new paid subscription service offering over 100,000 royalty-free images, including the complete collections from Comstock Images and Thinkstock Images. Comstock Complete responds to the demands of creative professionals who need Comstock-quality, high resolution images at an affordable price. Comstock Complete offers two subscription levels: Print-resolution with images up to 14MB and Web-resolution with images up to 1.7MB. Comstock Images (www.comstock.com) continues to offer images on a pay-per-download basis and on CD.

In October 2006, Jupitermedia announced the launch of JupiterGreetings.com, a new paid subscription service for animated online greeting cards, 3D films and cartoons, online photo albums and more.  By combining some of the 400,000 high-quality 3D animations and movies from Animation Factory (www.animationfactory.com) with music and sound effects from RoyaltyFreeMusic.com (www.royaltyfreemusic.com), Jupiterimages has efficiently and rapidly created a new line of business.

New Online Media Offerings

Jupitermedia continued to expand and strengthen its world-class proprietary JupiterWeb content and advertising opportunities with the addition of the following:

In August 2006, Jupitermedia announced the launch of APIFinder.com (www.apifinder.com/), a new destination for developers within JupiterWeb’s DevX network. The site includes an expansive index of application programming interfaces (APIs), a vital tool for the modern software architect. By searching the index, developers can quickly find the functionality they need to create software that leverages public services from industry leaders such as Yahoo!, Amazon and Google. Site visitors can directly submit new APIs to the index and can upload articles and API software projects for editorial review and publication. In addition to the easy-to-use API index, the site provides expert advice on API programming and allows visitors to share ideas and techniques.

In October 2006, Jupitermedia announced that its JupiterWeb division launched internetnews.com podcasts (www.internetnews.com/podcasts), a series of Web-based audio “newscasts” covering the hottest stories in the enterprise IT and Internet technology sectors. Weekly topics include breaking news on: Linux and Open Source; Enterprise Software; Chips, Processors and Hardware; Storage; and leading IT companies such as Microsoft, Sun, Oracle and Google, as reported by internetnews.com’s beat reporters and experts. The podcasts are free of charge.

Jupitermedia Corporation
Unaudited Consolidated Condensed Statements of Operations
For the Three Months and Nine Months Ended September 30, 2005 and 2006
(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2006	2005	2006
Revenues	$31,794	$33,784	$80,580	$102,751
Cost of revenues (exclusive of items shown separately below)	10,194	12,115	26,840	36,752
Advertising, promotion and selling	6,253	7,120	15,120	22,161
General and administrative	5,146	7,259	12,579	20,626
Depreciation	656	996	1,357	2,498
Amortization	1,239	2,637	2,944	7,003
Total operating expenses	23,488	30,127	58,840	89,040
Operating income	8,306	3,657	21,740	13,711

Income (loss) on investments and other, net	13,265	(79)	13,224	58
Interest income	74	99	288	380
Interest expense	(677)	(1,395)	(965)	(4,107)
Income before income taxes, minority interests and equity income from investments, net	20,968	2,282	34,287	10,042
Provision (benefit) for income taxes	(22,153)	1,326	(20,541)	3,129
Minority interests	(18)	(32)	(49)	(67)
Equity income from investments, net	—	86	132	136
Income from continuing operations	43,103	1,010	54,911	6,982
Income from discontinued operations, net of taxes	1,421	—	2,195	67
Gain on sale of discontinued operations, net of taxes	15,854	—	15,854	5,573
Net income	$60,378	$1,010	$72,960	$12,622
Earnings per share:
Basic

Income from continuing operations	$1.24	$0.03	$1.62	$0.20
Net income	$1.74	$0.03	$2.15	$0.36
Diluted
Income from continuing operations	$1.15	$0.03	$1.51	$0.19
Net income	$1.62	$0.03	$2.00	$0.35
Shares used in computing earnings per share:
Basic	34,749	35,517	33,936	35,322
Diluted	37,323	35,777	36,401	36,109

Segment Information

The following tables summarize the results of the segments of Jupitermedia for the three and nine months ended September 30, 2005 and 2006. Online images consists of the Jupiterimages business that includes: BananaStock, Workbook Stock, Brand X Pictures, FoodPix, Botanica, Nonstock, The Beauty Archive, IFA Bilderteam, Comstock Images, Creatas Images, PictureQuest, Liquid Library, Thinkstock Images, Thinkstock Footage, Bigshot Media, Goodshoot, ITStockFree, Stock Image, Pixland, Photos.com, Ablestock.com, PhotoObjects.net, Clipart.com, FlashFoundry.com, AnimationFactory.com and RoyaltyFreeMusic.com. Online media consists of the JupiterWeb business that includes the internet.com, EarthWeb.com, DevX.com and Graphics.com Networks. Other includes corporate overhead, depreciation and amortization.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2006	2005	2006
Revenues:
Online images	$24,011	$26,177	$55,905	$79,549
Online media (A)	7,775	7,607	24,651	23,196
Other	8	—	24	6
	31,794	33,784	80,580	102,751
Cost of revenues and operating expenses:(B)
Online images	13,592	16,975	30,856	50,944
Online media	4,471	4,616	15,251	15,254
Depreciation and amortization	1,895	3,633	4,301	9,501
Other	3,530	4,903	8,432	13,341
	23,488	30,127	58,840	89,040
Operating income (loss):
Online images	10,419	9,202	25,049	28,605
Online media	3,304	2,991	9,400	7,942
Other (C)	(5,417)	(8,536)	(12,709)	(22,836)
	$8,306	$3,657	$21,740	$13,711

(A)
Jupitermedia sold its ClickZ.com Network on August 5, 2005. Online media revenues include $270,000 and $1.8 million for the three and nine months ended September 30, 2005, respectively, from the ClickZ.com Network.

(B)	Cost of revenues and operating expenses include non-cash, stock-based compensation expense of $1.2 million and $2.9 million, respectively, for the three and nine months ended September 30, 2006.

(C)	Includes depreciation and amortization expense.

Jupitermedia Corporation
Unaudited Consolidated Condensed Balance Sheets
December 31, 2005 and September 30, 2006
(in thousands, except share and per share amounts)

	December 31, 2005	September 30, 2006
ASSETS
Current assets:
Cash and cash equivalents	$18,546	$10,264
Accounts receivable, net of allowances of $1,935 and $1,918, respectively	20,640	24,365
Prepaid expenses and other	3,517	4,703
Deferred income taxes	425	2,756
Assets of discontinued operations	8,763	—
Total current assets	51,891	42,088
Property and equipment, net of accumulated depreciation of $10,211 and $12,614, respectively	9,807	11,203
Intangible assets, net	66,799	78,515
Goodwill	169,960	190,928
Deferred income taxes	8,690	1,626
Investments and other assets	1,766	2,001
Total assets	$308,913	$326,361
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,552	$5,645
Accrued payroll and related expenses	2,390	3,198
Accrued expenses and other	13,287	10,682
Current portion of long-term debt	16,000	16,000
Deferred revenues	11,743	13,143
Liabilities of discontinued operations	7,211	—
Total current liabilities	57,183	48,668
Long-term debt	46,214	48,250
Deferred revenues	156	179
Total liabilities	103,553	97,097
Stockholders’ equity:
Preferred stock, $.01 par value, 4,000,000 shares authorized, no shares issued	—	—
Common stock, $.01 par value, 75,000,000 shares authorized, 34,937,025 and 35,559,264 shares issued at December 31, 2005 and September 30, 2006, respectively	349	356
Additional paid-in capital	251,919	260,643
Accumulated deficit	(45,291)	(32,669)
Treasury stock, 65,000 shares at cost	(106)	(106)
Accumulated other comprehensive income (loss)	(1,511)	1,040
Total stockholders’ equity	205,360	229,264
Total liabilities and stockholders’ equity	$308,913	$326,361

Jupitermedia Corporation
Unaudited Consolidated Condensed Statements of Cash Flows
For the Nine Months Ended September 30, 2005 and 2006
(in thousands)

	Nine Months Ended September 30,
	2005	2006
Cash flows from operating activities:
Income from continuing operations	$54,911	$6,982
Adjustments to reconcile income from continuing operations to net cash provided by operating activities:
Depreciation and amortization	4,301	9,501
Stock-based compensation	—	2,894
Provision (benefit) for losses on accounts receivable	(267)	361
Minority interests	49	67
Equity income from investments, net	(132)	(136)
(Income) loss on investments and other, net	(13,224)	(58)
Deferred income taxes	(24,084)	1,885
Excess tax benefit from stock-based compensation	—	(3,014)
Changes in current assets and liabilities (net of businesses acquired):
Accounts receivable, net	6	(4,300)
Prepaid expenses and other	(114)	(2,189)
Accounts payable and accrued expenses	(5,120)	(9,078)
Deferred revenues	178	1,423
Discontinued operations	1,819	1,110
Net cash provided by operating activities	18,323	5,448
Cash flows from investing activities:
Purchases of property and equipment	(1,388)	(2,302)
Acquisitions of businesses and other	(112,286)	(29,162)
Proceeds (distributions) from sales of assets and other	14,805	368
Proceeds from sale of discontinued operations	28,135	9,600
Discontinued operations	—	—
Net cash used in investing activities	(70,734)	(21,496)
Cash flows from financing activities:
Borrowings under credit facilities	87,998	19,000
Debt issuance costs	(1,357)	(38)
Repayment of borrowings under credit facilities	(51,677)	(16,965)
Proceeds from exercise of stock options	7,715	2,647
Excess tax benefit from stock-based compensation	—	3,014
Discontinued operations	—	—
Net cash provided by financing activities	42,679	7,658
Effects of exchange rates on cash	(200)	108
Net increase (decrease) in cash and cash equivalents	(9,932)	(8,282)
Cash and cash equivalents, beginning of period	30,179	18,546
Cash and cash equivalents, end of period	$20,247	$10,264
Supplemental disclosures of cash flow:
Cash paid for income taxes	$806	$7,818
Cash paid for interest	$245	$2,854
Non-cash investing activities:
Common stock issued for acquisitions	$21,611	$—

Business Outlook

Jupitermedia’s financial guidance is prepared in accordance with accounting principles generally accepted in the United States of America. Historical results below have been adjusted to conform to this presentation. The amounts below reflect the preliminary allocation of the purchase prices paid by Jupitermedia in connection with its recent acquisitions and are subject to change pending a final allocation of these amounts. The following forward looking-statements reflect Jupitermedia’s expectations as of November 8, 2006. Due to potential changes in general economic conditions and the various other risk factors discussed below and in Jupitermedia’s reports filed with the Securities and Exchange Commission from time to time, actual results may differ materially. Jupitermedia intends to continue its practice of not updating forward-looking statements until its next quarterly results announcement, other than in publicly available statements.

Future Expectations

(In millions except for earnings per diluted share)	Q4 2006 (A)

Revenues	$33.0-34.0

Cost of revenues, advertising, promotion & selling, and general & administrative expenses	$24.0-25.0

EBITDA (Earnings before interest, taxes, depreciation and amortization)	$9.0

Depreciation and amortization	$3.9

Interest expense, net	$1.2

Provision for income taxes	$1.8

Net income	$2.1

Diluted share count	35.9

Earnings per diluted share	$0.06

Notes:

(A)	This financial guidance does not include estimated share-based compensation expense relating to employee stock options in the amount of $0.02 per share for Q4 2006.

About Jupitermedia Corporation

Jupitermedia Corporation (Nasdaq: JUPM) (www.jupitermedia.com), headquartered in Darien, CT, is a leading global provider of original information and images for information technology, business and creative professionals. Jupitermedia includes Jupiterimages, one of the leading images companies in the world with over 7.0 million images online serving creative professionals with brands like BananaStock, Workbook Stock, Brand X Pictures, FoodPix, Botanica, Nonstock, The Beauty Archive, IFA Bilderteam, Comstock Images, Creatas Images, PictureQuest, Liquid Library, Thinkstock Images, Thinkstock Footage, Bigshot Media, Goodshoot, ITStockFree, Stock Image, Pixland, Photos.com, Ablestock.com, PhotoObjects.net, Clipart.com, FlashFoundry.com, AnimationFactory.com, RoyaltyFreeMusic.com and JupiterGreetings.com. The online media division of Jupitermedia is JupiterWeb, which operates four distinct online networks: internet.com and EarthWeb.com for IT and business professionals; DevX.com for developers; and Graphics.com for creative professionals. JupiterWeb properties include more than 150 Web sites and over 150 e-mail newsletters that are viewed by over 20 million users and generate over 350 million page views monthly.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release which are not historical facts are “forward-looking statements” that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The potential risks and uncertainties address a variety of subjects including, for example, the competitive environment in which Jupitermedia competes; the unpredictability of Jupitermedia’s future revenues, expenses, cash flows and stock price; Jupitermedia’s ability to integrate acquired businesses, products and personnel into its existing businesses; Jupitermedia’s ability to protect its intellectual property; and Jupitermedia’s dependence on a limited number of advertisers. For a more detailed discussion of such risks and uncertainties, refer to Jupitermedia’s reports filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934. The forward-looking statements included herein are made as of the date of this press release, and Jupitermedia assumes no obligation to update the forward-looking statements after the date hereof.

For information on Jupitermedia Corporation contact:
Michael DeMilt
VP of Marketing
203-662-2989
press@jupitermedia.com

All current Jupitermedia Corporation press releases can be found on the World Wide Web at http://www.jupitermedia.com/corporate/press.html

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